Exhibit 99.1

Geeknet Announces Third Quarter 2014 Financial Results;
Announces Extension of License Agreement for STAR WARS

FAIRFAX, Va., Nov. 7, 2014 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com and ThinkGeek Solutions, today announced its financial results for the third quarter ended September 30, 2014.

Total revenue for the third quarter of 2014 was $22.2 million, a decrease of 1% from $22.4 million in the third quarter of 2013.  Net loss for the third quarter of 2014 was $2.8 million or $0.42 per diluted share compared to net loss of $1.4 million or $0.22 per diluted share for the same period a year ago. Adjusted EBITDA loss for the third quarter of 2014 was $2.2 million, compared to an adjusted EBITDA loss of $0.8 million for the same period a year ago.
Third Quarter Highlights:

•	Grew Wholesale revenue to $6.9MM, an increase of 29% compared to 2013

•	Delivered over 513 new products to our customers, including 108 exclusive items

•	Increased our video game merchandise assortment by completing the acquisition of Treehouse Brand Stores, now known as ThinkGeek Solutions

“The third quarter was a challenging revenue quarter but ThinkGeek demonstrated a positive gross margin trend compared to the first half of 2014 and successfully implemented a new ERP system. Our GeekLabs exclusive products continue to perform well and we are very excited about our new product assortment for the upcoming holiday season,” said Katy McCarthy, Chief Executive Officer.

“We are very pleased to announce the extension of our license agreement with Disney for STAR WARS properties through 2016. We are excited and focused on delivering more creative and innovative new STAR WARS products for 2015 and beyond.”

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 11:00 am ET on November 7, 2014 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net. A dial in replay will be available from 2:00 pm ET November 7, 2014 until 11:59 pm ET November 9, 2014 by calling (855) 859-2056, with conference ID 22716903.

About Geeknet, Inc.
Geeknet, Inc. (NASDAQ: GKNT) is the parent company of ThinkGeek and ThinkGeek Solutions. ThinkGeek is the premier retailer for the global geek community.  Since 1999, ThinkGeek has been creating a world where everyone can express their inner geek, embrace their passions, and connect with each other. ThinkGeek Solutions, which distributes video game-themed merchandise through licensed web-stores for the gaming community, joined our Geeknet family in August 2014. Our obsession is creating and sharing unique and authentic product experiences that stimulate our fans’ imaginations and fuel their geek core.  We believe that there is a geek in everyone and that it should be celebrated.  Want to learn more?  Check out thinkgeek.com or geek.net.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. The method we use to calculate adjusted EBITDA is not in accordance with GAAP, is likely to differ from the methods used by other companies for similarly titled measures and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as earnings or loss from continuing operations before interest and other expense, income taxes, stock-based compensation and depreciation and amortization. Adjusted EBITDA excludes certain expenses that we believe are not directly related to our core operating results. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the forfeiture rate. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding our strategic plan and future growth, as well as statements regarding the impact of our acquisition of the ThinkGeek Solutions business. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: popularity and demand for our retail products; management’s strategy, plans and objectives for future operations; employee relations and our ability to attract and retain highly qualified personnel; our ability to continue to invest in developing and acquiring new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; sufficiency of our cash resources and investments to meet our operating and working capital requirements; our ability to successfully integrate and realize the anticipated growth, synergies and other benefits from ThinkGeek Solutions. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2013, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

 GEEKNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenue	$22,240	$22,363	$68,326	$63,924
Cost of revenue	17,949	18,113	56,750	51,645
Gross margin	4,291	4,250	11,576	12,279
Operating expenses:
Sales and marketing	2,835	2,116	8,331	5,758
Technology and design	2,422	1,457	6,362	4,355
General and administrative	1,779	2,117	6,211	7,374
Total operating expenses	7,036	5,690	20,904	17,487
Loss from operations	(2,745)	(1,440)	(9,328)	(5,208)
Interest and other income (expense), net	(99)	2	90	(25)
Loss from continuing operations before income taxes	(2,844)	(1,438)	(9,238)	(5,233)
Income tax provision (benefit)	2	(3)	2	—
Net loss from continuing operations	(2,846)	(1,435)	(9,240)	(5,233)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(1)	—	(70)
Net loss	$(2,846)	$(1,436)	$(9,240)	$(5,303)
Loss per share from continuing operations:
Basic and diluted	$(0.42)	$(0.22)	$(1.38)	$(0.79)
Loss per share from discontinued operations:
Basic and diluted	$—	$—	$—	$(0.01)
Net loss per share:
Basic and diluted	$(0.42)	$(0.22)	$(1.38)	$(0.80)
Shares used in per share calculations:
Basic and diluted	6,716	6,618	6,690	6,614

GEEKNET, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value, unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$30,733	$53,084
Accounts receivable, net of allowance of $0 and $6 as of September 30, 2014 and December 31, 2013, respectively	6,430	9,719
Inventories, net	32,487	20,186
Prepaid expenses and other current assets	3,902	4,202
Total current assets	73,552	87,191
Property and equipment, net	1,800	2,465
Goodwill	1,953	—
Other intangible assets, net	1,257	—
Other long-term assets	83	50
Total assets	$78,645	$89,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,301	$10,250
Deferred revenue	2,584	2,828
Accrued and other liabilities	4,063	6,661
Total current liabilities	15,948	19,739
Other long-term liabilities	1,037	—
Total liabilities	16,985	19,739
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; authorized — 25,000; issued — 7,003 and 6,901 shares, as of September 30, 2014 and December 31, 2013, respectively; outstanding — 6,719 and 6,639 shares as of September 30, 2014 and December 31, 2013, respectively	7	7
Treasury stock	(3,827)	(3,479)
Additional paid-in capital	818,107	816,826
Accumulated other comprehensive income	16	16
Accumulated deficit	(752,643)	(743,403)
Total stockholders’ equity	61,660	69,967
Total liabilities and stockholders’ equity	$78,645	$89,706

GEEKNET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities from continuing operations:
Net loss	$(9,240)	$(5,303)
Loss from discontinued operations, net of tax	—	70
Loss from continuing operations	(9,240)	(5,233)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization expense	981	950
Stock-based compensation expense	1,245	1,753
Provision for bad debts	(5)	164
Provision for inventory write-downs	76	712
Loss on disposal of assets, net	4	4
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	3,334	(4,223)
Inventories	(11,538)	(3,727)
Prepaid expenses and other assets	442	(3,458)
Accounts payable	(1,651)	(4,164)
Deferred revenue	(541)	(331)
Accrued and other liabilities	(3,287)	(1,001)
Other long-term liabilities	28	(29)
Net cash used in operating activities	(20,152)	(18,583)
Cash flows from investing activities:
Acquisition of a business	(1,421)	—
Purchase of property and equipment	(209)	(8)
Proceeds from sale of discontinued operations	—	3,000
Net cash (used in) provided by investing activities	(1,630)	2,992
Cash flows from financing activities:
Payment of contingent consideration	(250)	—
Proceeds from issuance of common stock	29	292
Repurchase of stock	(348)	(1,286)
Net cash used in financing activities	(569)	(994)
Cash flows from discontinued operations:
Net cash used in operating activities	—	(42)
Net cash used in discontinued operations	—	(42)
Net change in cash and cash equivalents	(22,351)	(16,627)
Cash and cash equivalents, beginning of year	53,084	57,294
Cash and cash equivalents, end of period	$30,733	$40,667

GEEKNET, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss - as reported	$(2,846)	$(1,436)	$(9,240)	$(5,303)
Reconciling items:
Loss from discontinued operations - net of tax	—	1	—	70
Interest and other (income) expense, net	99	(2)	(90)	25
Income tax provision (benefit)	2	(3)	2	—
Stock-based compensation expense included in cost of revenue	45	19	85	(101)
Stock-based compensation expense included in operating expenses	145	270	1,160	1,854
Depreciation and amortization expense	361	320	981	950
Adjusted EBITDA	$(2,194)	$(831)	$(7,102)	$(2,505)

GEEKNET, INC.
SEGMENT DATA
(In thousands, unaudited)

	Website	Wholesale	Total
Three Months Ended September 30, 2014
Net revenue	$15,330	$6,910	$22,240
Cost of revenue	13,481	4,468	17,949
Gross margin	$1,849	$2,442	$4,291
Gross margin %	12.1%	35.3%	19.3%

Three Months Ended September 30, 2013
Net revenue	$16,990	$5,373	$22,363
Cost of revenue	14,377	3,736	18,113
Gross margin	$2,613	$1,637	$4,250
Gross margin %	15.4%	30.5%	19.0%

Nine Months Ended September 30, 2014
Net revenue	$51,042	$17,284	$68,326
Cost of revenue	45,219	11,531	56,750
Gross margin	$5,823	$5,753	$11,576
Gross margin %	11.4%	33.3%	16.9%

Nine Months Ended September 30, 2013
Net revenue	$53,225	$10,699	$63,924
Cost of revenue	44,371	7,274	51,645
Gross margin	$8,854	$3,425	$12,279
Gross margin %	16.6%	32.0%	19.2%

GKNT-F

CONTACT: ir@geek.net for Geeknet, Inc.